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                                                                   EXHIBIT 10.10


THIS CONVERTIBLE SECURED PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES, UNLESS EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID LAWS ARE AVAILABLE AND SAID OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS.


                                 MIGRATEC, INC.
                       CONVERTIBLE SECURED PROMISSORY NOTE

$1,975,000.00                                                   January 25, 2000

         MigraTEC, Inc., a Florida corporation (the "Company"), hereby promises to pay to MT Partners, L.P., a Texas limited partnership (or its successors and assigns) ("Payee"), the principal sum of up to One Million Nine Hundred Seventy Five Thousand Dollars ($1,975,000.00) or the aggregate unpaid amount of all advances of principal paid by Payee pursuant to this Note and all other notes issued to Payee in connection herewith (the "Payee's Total Loan Amount"), upon Maturity (as such term is defined below), unless this Note is sooner converted as provided herein. Subject to the other requirements set forth in that certain Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of January 25, 2000, by and among the Company and Payee and the other investor set forth therein (the "Other Payee") and this Note, the advances of the Total Loan Amount under this Note to the Company by Payee (collectively, the "Advances") shall be made as follows:

                  (i) Six Hundred Fifty Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($658,333.33) upon execution of each of the Purchase Agreement and this Note (the "Guaranteed Advance");

                  (ii) An additional advance, at Payee's election, of up to Six Hundred Fifty Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($658,333.33) (exclusive of the Guaranteed Advance) on or before February 28, 2000 (the "Subsequent Advance"); and

                  (iii) A final advance, at Payee's election, of up to Six Hundred Fifty Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($658,333.33) (exclusive of the Guaranteed Advance and the Subsequent Advance) on or before April 30, 2000 (the "Final Advance;" the Subsequent Advance and the Final Advance are referred to herein as the "Subsequent Advances").



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         With respect to the Advances, (i) each Subsequent Advance shall be in an amount of not less than Fifty Thousand Dollars ($50,000.00) nor more than Six Hundred Fifty Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($658,333.33), except as otherwise provided herein, (ii) the aggregate amount of the Advances to be issued pursuant to this Note (including the Guaranteed Advance and all Subsequent Advances) shall not exceed One Million Nine Hundred Seventy Five Thousand Dollars ($1,975,000), except as otherwise provided herein, and (iii) the deadline by which Payee may make any Subsequent Advance to the Company shall be extended for so long as the Company is in default or other breach of any of the terms and conditions of the Purchase Agreement, this Note, the Warrant, any security agreement related hereto or any other agreement between the Company and Payee or any Affiliate of Payee; provided, however, that the Company acknowledges that (i) simultaneous with the issuance to Payee of this Note, the Company is issuing to the Other Payee, pursuant to the Purchase Agreement, a promissory note substantially similar to this Note in the principal sum of up to $1,775,000, and (ii) in the event that the Other Payee or any Affiliate of the Other Payee elects not to make a Subsequent Advance or to make the full amount of a Subsequent Advance pursuant to such Other Payee's promissory note, Payee or any Affiliate of the Payee shall be entitled to advance to the Company an amount equal to up to the difference between (x) the amount which the Other Payee or Affiliate of Other Payee is entitled to advance under its promissory note with respect to any Subsequent Advance and (y) the amount actually advanced by such Other Payee or Affiliate of Other Payee under its promissory note with respect to any such Subsequent Advance. In connection with any such advance by Payee with respect to all or a portion of an Advance not made by the Other Payee or Affiliate of Other Payee, the Company shall issue to Payee a replacement convertible secured promissory note which in the aggregate shall equal (x) such additional advance plus (y) the aggregate outstanding amount due and payable under this Note, and contain the same material terms as set forth herein; provided that such amount exceeds the Payee's Total Loan Amount.

         This Note is issued by the Company pursuant to the terms and provisions of the Purchase Agreement and the other Loan Documents referenced therein, including a Security Agreement and a Patent Security Agreement dated of even date herewith. This Note shall be deemed to be a "Note" as that term is defined in the Purchase Agreement. The Company agrees that this Note is entitled to all of the benefits provided in the Purchase Agreement and the other Loan Documents, including, without limitation, all representations, warranties and covenants of the Company contained therein and all remedies provided therein, such benefits hereby incorporated herein. Reference herein to the Purchase Agreement or any of such other Loan Documents shall not affect or impair the absolute and unconditional obligation of the Company to pay this Note when due, if this Note is not sooner converted into shares of the Company's capital stock as contemplated hereby. (Capitalized terms that are not defined herein shall have such meanings as are assigned to them in the Purchase Agreement.)

         This Note shall be due and payable in full at Maturity. For purposes of this Note, "Maturity" shall be the first to occur of (i) January 25, 2003; (ii) the merger of the Company with or other acquisition of the Company by any entity pursuant to which the shareholders of the Company immediately preceding such merger or acquisition own less than 50% of the issued and outstanding



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common stock of the surviving entity immediately following such merger or acquisition (either, an "Acquisition"); (iii) a sale of all or substantially all of the assets of the Company (an "Asset Sale"); or (iv) an Event of Default. Upon the Maturity of this Note, Payee shall be entitled to demand immediate repayment of this Note in full or in part or, in its sole and absolute discretion, to elect to voluntarily convert all or any portion of the principal of this Note into the number of fully paid and non-assessable shares of the Common Stock of the Company as determined by dividing (x) the outstanding amount of principal of this Note being converted by (y) the Conversion Price (as hereinafter defined).

         In the event that Payee demands repayment of all or a portion of this Note, payment shall be made by wire transfer of immediately available funds on the date due to such bank account that Payee shall designate to the Company in writing.

         This Note shall automatically convert (an "Automatic Conversion"), if not sooner converted at the election of the holder as provided herein, into shares of the Company's Series A Preferred Stock at such time as the Company has obtained the approval of its shareholders to the creation of the Series A Preferred Stock and has filed with the Secretary of State of Florida (a) Articles of Amendment to its Articles of Incorporation authorizing the creation of the Series A Preferred Stock and (b) a resolution of the Board of Directors of the Company containing a Statement of Designations, Rights, Preferences and Privileges of the Series A Preferred Stock of the Company, setting forth the terms of the Series A Preferred Stock, provided, that the Company has used its best efforts to take such actions as soon as practical and in any event by June 30, 2000. In connection with an Automatic Conversion of this Note, the amount of this Note shall convert into the number of fully paid and non-assessable shares of Series A Preferred Stock of the Company as determined by dividing (x) the then outstanding amount of this Note by (y) $0.125 (the "Conversion Price").

         At any time after the date hereof and prior to an Automatic Conversion of this Note, Payee shall have the right, in its sole and absolute discretion, to voluntarily convert all or any portion of the principal of this Note into shares of Common Stock (a "Voluntary Conversion") pursuant to the terms and conditions of the Purchase Agreement. In accordance with the foregoing and the terms of this Note, Payee may elect, by giving notice of such election to the Company, to convert all or any portion of the amount of this Note into the number of fully paid and non-assessable shares of the Common Stock of the Company as determined by dividing (x) the outstanding amount of this Note being converted by (y) the Conversion Price. Following the Maturity of this Note, Payee may demand repayment of all or any portion of the unpaid amount of this Note. The following provisions shall apply to any conversion of this Note.

         (a) Conversion Procedures.

                  (i) Conversion Price. Notwithstanding anything to the contrary in this Note, but subject to Section (b) below, in the event that the Company issues or sells shares of capital stock or any warrant, option or other right to purchase shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Company (each, a "Preferred Option"), at a per share issuance price (the lowest such Preferred Option issuance price, the "New Issue Price") that is lower than the Conversion Price, then in the event an



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         Automatic or Voluntary Conversion occurs such New Issue Price shall replace $0.125 as the Conversion Price.

         Notwithstanding anything in this Note to the contrary, the foregoing shall not be applicable to any of the following:

                  (1) shares of Common Stock issued to officers, directors, employees and consultants or other service providers of the Company pursuant to a stock grant, stock option plan or purchase plan or other employee stock incentive program or agreement approved by the Company's Board of Directors;

                  (2) shares of capital stock issued or issuable in connection with a bona fide equipment lease or bank financing transaction approved by the Company's Board of Directors, including without limitation shares issued upon the exercise of warrants issued in connection with such transactions; or

                  (3) shares of capital stock issued or issuable in connection with a merger or acquisition transaction.

                  (ii) Partial Conversion. In connection with a Voluntary Conversion, if only a portion of this Note is converted into capital stock, the Company shall return this Note to Payee with a notation thereon of the remaining outstanding amount of this Note or, at the request of Payee, shall issue and deliver to Payee a replacement convertible secured promissory note for the remaining outstanding balance hereof, such note containing the same material terms as set forth herein.

                  (iii) Delivery of Certificates. As soon as possible after conversion has been effected (but in any event within five (5) business days), the Company will deliver to the converting holder a certificate or certificates representing the number of shares of capital stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the converting holder has specified.

                  (iv) Further Assurances. The issuance of certificates for shares of capital stock upon conversion of this Note will be made without charge to the holder of this Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of stock. Upon conversion of this Note, the Company will take all such actions as are necessary in order to ensure that the shares issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  (v) Books To Be Kept Open. The Company will not close its books against the transfer of this Note or of capital stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

                  (vi) Fractional Shares. If any fractional interest in a share would be deliverable upon any conversion of this Note, the Company, in lieu of delivering the fractional share



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         therefor, will pay cash in an amount equal to such fractional interest multiplied by the applicable Conversion Price as of the date of conversion.

         (b) Adjustments to Conversion Price and Number of Shares. The Conversion Price and the number of shares into which this Note is convertible shall be subject to adjustment as follows:

                  (i) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration or termination of any Preferred Option without the exercise or conversion of such Preferred Option, a New Issue Price resulting from the issuance of such expired or terminated Preferred Options shall no longer be in effect and the New Issue Price to be applied, if one exists, shall be recalculated as if such expired or terminated Preferred Options had never been issued.

                  (ii) Treasury Shares. The number of shares of capital stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of capital stock.

                  (iii) Record Date. If the Company takes a record of the holders of capital stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in capital stock, options or in convertible securities or (B) to subscribe for or purchase capital stock, options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of capital stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (iv) Subdivision or Combination of Capital Stock. If the Company at any time after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of capital stock into a greater number of shares, the applicable Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of capital stock into which this Note is then convertible shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of capital stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of capital stock into which this Note is then convertible shall be proportionately decreased.

                  (v) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification or consolidation which is not an Acquisition or an Asset Sale and which is effected in such a way that holders of capital stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for capital stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provisions (in form and substance satisfactory to the holder of this Note) to ensure that such holder will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of



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         capital stock that immediately prior thereto are acquirable and receivable upon the conversion of this Note, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had fully converted this Note immediately prior to such Organic Change. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor (if other than the Company) resulting from consolidation or merger or the party purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holder hereof), the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (vi) Certain Events. If any event occurs of the type contemplated by the provisions of this Section (b) but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price and the number of shares for which this Note is convertible so as to protect the rights of the holder hereof; provided, that no such adjustment will increase such conversion price as otherwise determined pursuant hereto or decrease the number of shares of capital stock issuable upon conversion hereof.

         (vii) Notices.

                           (A) Immediately upon any adjustment of the Conversion
                  Price or the number of shares into which this Note is convertible, the Company shall give written notice thereof to the holder hereof, along with a detailed calculation showing the process pursuant to which such new Conversion Price or number of shares was determined.

                           (B) The Company will give written notice to the
                  holder hereof at least ten (10) days prior to the date on which the Company closes its books or declares a record date
                  (1) with respect to any dividend or distribution upon (or any subdivision, combination or other change in the outstanding number of shares of) any class of the Company's capital stock,
                  (2) with respect to any pro rata subscription offer to holders of any class of the Company's capital stock or (3) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (C) The Company also will give written notice to the
                  holder hereof at least ten (10) business days prior to the date it issues any capital stock of the Company other than common stock issued to officers, directors, employees and consultants or other service providers of the Company pursuant to a stock grant, stock option plan or purchase plan or other employee stock incentive program or agreement approved by the Company's Board of Directors.

                           (D) In the event of an Acquisition or Asset Sale, the
                  Company shall provide written notice to Payee.



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         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other documents evidencing, securing or relating to this Note or any part thereof, including the Security Agreement and the Patent Security Agreement each dated even date hereof by and between the Company and Payee (collectively, the "Note Documents"), or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note (the "Loan"), then it is the Company's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note and the other Note Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to permit the recovery of the fullest amount called for hereunder and thereunder, while complying in all respects with the applicable law and regulations.

         The Company and each party, if any, now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally, waive presentment and demand for payment, notice of intent to accelerate and notice of acceleration, protest and notice of protest and nonpayment, and diligence in collecting or bringing suit against any party liable hereon, and agree that their liability on this Note shall not be affected by any renewal or extension in time of payment hereof, by any indulgence, or by any release, modification, or substitution of any security for the payment of this Note, and hereby consent to any and all extensions, renewals, replacements, waivers, releases, or exchanges affecting this Note and the taking, release, modification, or substitution of any security, with or without notice and before or after maturity.

         This Note and the Company's obligations hereunder are secured in favor of Payee in accordance with the terms and conditions of each of that certain Security Agreement and that certain Patent Security Agreement between the Company and Payee, each of even date hereof.

         This Note shall be binding upon and inure to the benefit of the Company, its successors and assigns, and shall inure to the benefit of the Payee, its successors and permitted assigns. In the event this Note is placed in the hands of an attorney for collection or suit is filed hereon or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection hereof, the Company hereby agrees to pay to the holder of this Note reasonable attorneys' fees, and shall pay all additional reasonable costs and expenses of collection and enforcement.


         THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS NOTE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS WITH A FORUM AND VENUE OF DALLAS COUNTY, TEXAS.


                  [Remainder of Page Intentionally Left Blank]



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         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the day and year first written above.

                                       MIGRATEC, INC.



                                       By:
                                          --------------------------------------
                                          Curtis Overstreet,
                                          President



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